Exhibit 99.1

PetIQ, Inc. Reports Second Quarter Fiscal 2017 Financial Results

Second Quarter Net Sales  increase of 42.3% to $87.2 Million

Generates Second Quarter Net Income of $6.1 Million and Adjusted EBITDA of $7.6 Million

EAGLE, Idaho – August 14, 2017 – PetIQ, Inc. (“PetIQ” or the “Company”) (NASDAQ: PETQ), a leading pet medication and wellness company, today reported financial results for its second quarter and six months ended June 30, 2017.

“We are pleased to report strong second quarter financial results following a successful initial public offering in July,” said Cord Christensen,  PetIQ’s Chief Executive Officer.  “We generated net sales growth of 42%  and we realized material operating margin expansion of 660 basis points demonstrating the significant leverage of our business model.”

Initial Public Offering

On July 26,  2017 the Company closed its initial public offering of 7,187,500 shares of Class A common stock, including 937,500 shares issued as a result of the full exercise of the underwriters' option to purchase additional shares (the “IPO”). Upon closing of the IPO, there were 13,222,583 Class A common shares outstanding plus an additional 8,268,188 nonvoting Class B common shares outstanding, for a total of 21,490,770. The Company received net proceeds from the offering of approximately $107.0 million, after deducting underwriting discounts.

Presentation

This press release presents historical results for the periods presented, of PetIQ, LLC, the predecessor of PetIQ, Inc. for financial reporting purposes.  The financial results of PetIQ, Inc. have not been included in the press release as it had not engaged in any business activities during the periods presented.  Accordingly, these historical results do not purport to reflect what the results of operations of PetIQ, Inc. would have been had the Company’s IPO and related transactions occurred prior to such periods.  For example, these historical results do not reflect the attribution of net income to non-controlling interests or the provision for corporate income taxes on the income attributed to PetIQ, Inc. that PetIQ, Inc. expects to recognize in future periods.

Second Quarter 2017 Financial Results

Net sales increased 42.3% to $87.2 million for the second quarter of 2017 compared to $61.3 million for the same period in the prior year.

Gross profit was $16.0 million, or 18.3% as a percentage of net sales, compared to $9.0 million, or 14.6% as a percentage of net sales, in the same period last year. The increase in gross profit as a percentage of net sales versus the prior year period was primarily due to improved economies of scale and product mix.

Operating income was $6.7 million, or 7.7% as a percentage of net sales, in the second quarter of 2017, representing an increase of 660 basis points compared to operating income of $0.7 million, or 1.1% as a percentage of net sales, in the second quarter of 2016.

Net income was $6.1 million for the second quarter of 2017 compared to net income of $0.6 million for the prior year period.

Adjusted EBITDA increased $4.2 million to $7.6 million for the second quarter of 2017 compared to $3.4 million in the second quarter 2016.  EBITDA and Adjusted EBITDA are Non-GAAP financial measures defined under “Non-GAAP Measures,” and is reconciled to net income in the financial tables that accompany this release.

First Six Months of 2017 Financial Results

Net sales increased 36% to $154.2 million for the first six months of 2017, compared to the same period in the prior year.

Operating income was $11.5 million, or 7.4% of net sales for the first six months of 2017, representing an increase of 530 basis points compared to operating income of $2.4 million, or 2.1% of net sales in the same period of 2016.

Net Income was $10.3 million for the first six months of 2017 compared to income of $0.3 million for the prior year period.

Adjusted EBITDA increased $5.4 million to  $13.4 million for the first six months of 2017 compared to $7.9 million in the comparable period of 2016.

Balance Sheet

As of June 30,  2017, the Company had cash and cash equivalents of $1.0 million.    Debt outstanding, net of cash and cash equivalents, as of June 30, 2017 was $34.5 million.  After giving effect to the IPO and related use of proceeds, the Company would have had cash and cash equivalents of approximately $45.4 million as of June 30, 2017.

Conference Call and Webcast

The Company will host a conference call and webcast where members of the executive management team will discuss these results with additional comments and details today at 8:30 a.m. ET. The conference call will be available live over the Internet through the “Investors” section of the Company’s website at www.PetIQ.com.  To participate on the live call listeners in North America may dial 877-451-6152 and international listeners may dial 201-389-0879.

A replay of the conference call will be archived on the Company’s website and telephonic playback will be available today at from 10:30 a.m. ET through September 4, 2017. North American listeners may dial 844-512-2921 and international listeners may dial 412-317-6671 the passcode is 13668003.

About PetIQ

PetIQ is a rapidly growing pet health and wellness company, with a mission to make pet lives better by educating pet parents on the importance of regular Veterinary care and Veterinary-recommended pet products.  PetIQ has given consumers convenient access and affordable choices to a broad portfolio of pet health and wellness products across a network of leading national retail stores in mass, club, grocery, pharmacy and e-commerce channels.  PetIQ believes that pets are an important part of the family and deserve the best pet care we can give them.  For more information, visit www.PetIQ.com. For more information, visit www.PetIQ.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could" and similar expressions.  Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, our dependency on a limited number of customers; our ability to implement our growth strategy effectively; our ability to achieve or sustain profitability; competition from veterinarians and others in our industry; failure of the Fairness to Pet Owners Act of 2017 to become law; reputational damage to our brands; economic trends and spending on pets; the effectiveness of our marketing and trade promotion programs; recalls or withdrawals of our products or product liability claims; our ability to manage our manufacturing and supply chain effectively; disruptions in our manufacturing and distribution chains; our ability to successfully grow our business through acquisitions; our ability to introduce new products and improve existing products; our failure to protect our intellectual property; costs associated with governmental regulation; risks related to our international operations; our ability to keep and retain key employees; and the risks set forth under the "Risk Factors' section of the final prospectus for PetIQ, Inc., dated July 20, 2017, and filed with the SEC on July 21, 2017.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results.  The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. GAAP, PetIQ uses the following non-GAAP financial measures: EBITDA and Adjusted EBITDA.

EBITDA represents net income before interest, income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA plus loss on debt extinguishment, management fees and litigation expenses. Adjusted EBITDA adjusts for transactions that management does not believe are representative of our core ongoing business. Adjusted EBITDA is utilized by management: (i) as a factor in evaluating management's performance when determining incentive compensation and (ii) to evaluate the effectiveness of our business strategies.  The Company presents EBITDA because it is a necessary component for computing Adjusted EBITDA. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends. In addition, you should be aware when evaluating EBITDA and Adjusted EBITDA that in the future we may incur expenses similar to those excluded when calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by these or other unusual or non-recurring items. Our computation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate EBITDA and Adjusted EBITDA in the same manner.  Our management does not, and you should not, consider EBITDA or Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of EBITDA and Adjusted EBITDA is that they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements.  See a reconciliation of EBITDA and Adjusted EBITDA to net income, the most comparable GAAP measure, in the financial tables that accompany this release.

CONTACT:

Investor Relations Contact:

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Media Relations Contact:

Cory Ziskind

ICR

646-277-1232

cory.ziskind@icrinc.com

PetIQ, LLC. Balance sheet

(unaudited, dollars in thousands)

	June 30, 2017	December 31, 2016
Current assets
Cash and cash equivalents	$1,048	$767
Accounts receivable, net of allowance for doubtful accounts	31,741	17,195
Inventories	42,805	34,232
Supplier prepayments	2,028	2,985
Other current assets	1,927	1,358
Total current assets	79,549	56,537
Property, plant and equipment, net	12,562	13,044
Restricted cash and deposits	250	250
Other non-current assets	3,406	2,826
Intangible assets, net of accumulated amortization	3,699	4,054
Goodwill	4,899	4,619
Total assets	$104,365	$81,330
Liabilities and member's equity
Current liabilities
Accounts payable	$12,857	$9,333
Accrued wages payable	1,497	1,100
Accrued interest payable	156	44
Other accrued expenses	1,680	277
Current portion of long-term debt and capital leases	2,553	2,321
Total current liabilities	18,743	13,075
Non-current liabilities
Long-term debt	33,005	25,158
Obligations under capital leases, less current installments	425	434
Deferred acquisition liability	—	1,303
Other non-current liabilities	350	378
Total non-current liabilities	33,780	27,273
Commitments and contingencies
Equity
Member's equity	53,289	42,941
Accumulated other comprehensive loss	(1,425)	(1,940)
Total member's equity	51,864	41,001
Non-controlling interest	(22)	(19)
Total equity	51,842	40,982
Total liabilities and equity	$104,365	$81,330

PetIQ, LLC. Income Statement

(unaudited, dollars in thousands)

	Three months ended		Six months ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Net sales	$87,178	$61,280	$154,207	$113,578
Cost of sales	71,227	52,319	126,056	94,845
Gross profit	15,951	8,961	28,151	18,733
Operating expenses
General and administrative expenses	9,277	8,302	16,682	16,365
Operating income/(loss)	6,674	659	11,469	2,368
Interest expense	(535)	(751)	(999)	(1,652)
Foreign currency gain/(loss), net	(72)	36	(121)	(85)
Loss on debt extinguishment	—	—	—	(993)
Other income, net	3	654	—	656
Total other expense, net	(604)	(61)	(1,120)	(2,074)
Net income	6,070	598	10,349	294
Net (loss)/income attributable to noncontrolling interest	(1)	1	(3)	1
Net income attributable to member	$6,071	$597	$10,352	$293
Comprehensive income/(loss)
Net income	$6,070	$598	$10,349	$294
Foreign currency translation adjustment	374	(713)	515	(1,056)
Comprehensive income/(loss)	6,444	(115)	10,864	(762)
Comprehensive (loss)/income attributable to noncontrolling interest	(1)	1	(3)	1
Comprehensive income/(loss) attributable to member	$6,445	$(116)	$10,867	$(763)

PetIQ, LLC. Statement of Cash Flows

(unaudited, dollars in thousands)

	June 30, 2017	June 30, 2016
Cash flows from operating activities
Net income	$10,349	$294
Adjustments to reconcile net income to net cash used for operating activities
Depreciation and amortization of intangible assets and loan fees	1,687	2,141
Loss on disposition of property	14	49
Foreign exchange loss on liabilities	149	84
Warranty settlement gain	—	(645)
Changes in assets and liabilities
Accounts receivable	(14,175)	(8,318)
Inventories	(8,473)	(8,744)
Prepaid expenses and other assets	(574)	1,261
Accounts payable	3,603	3,052
Accrued wages payable	377	(627)
Other accrued expenses	54	(230)
Net cash used in operating activities	(6,989)	(11,683)
Cash flows from investing activities
Proceeds from disposition of property, plant, and equipment	—	—
Purchase of property, plant, and equipment and intangibles	(681)	(1,130)
Net cash used in investing activities	(681)	(1,130)
Cash flows from financing activities:
Proceeds from issuance of long term debt	150,000	129,602
Principal payments on long term debt	(141,962)	(125,150)
Change in restricted cash	—	6,894
Principal payments on capital lease obligations	(56)	(41)
Payment of deferred financing fees and debt discount	(25)	(218)
Net cash provided by financing activities	7,957	11,087
Net change in cash and cash equivalents	287	(1,726)
Effect of exchange rate changes on cash and cash equivalents	(6)	(143)
Cash and cash equivalents, beginning of period	767	3,250
Cash and cash equivalents, end of period	$1,048	$1,381
Supplemental cash flow information
Interest paid	$799	$1,486
Property, plant, and equipment acquired through accounts payable	(121)	90
Capital lease additions	17	27

PetIQ, LLC

Reconciliation between net income and Adjusted EIBTDA

(Unaudited, Dollars in Thousands)

	Three months ended		Six months ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Net income	$6,070	$598	$10,349	$294
Plus
Depreciation	$575	$499	$1,111	$975
Amortization	261	272	521	544
Interest	535	751	999	1,652
EBITDA	$7,441	$2,120	$12,980	$3,465
Loss on extinguishment and related costs	—	—	—	993
Management fees	196	181	386	300
Litigation expenses	—	1,836	—	3,185
Adjusted EBITDA	$7,637	$4,137	$13,366	$7,943

PetIQ, LLC Segment Review

(Unaudited, Dollars in Thousands)

	Three months ended		Six months ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net Sales
Domestic	$85,857	$60,095	$151,767	$111,279
International	1,321	1,185	2,440	2,299
Net Sales	87,178	61,280	154,207	113,578
Gross Profit
Domestic	$15,375	$8,493	$27,100	$17,759
International	576	468	1,051	974
Gross Profit	15,951	8,961	28,151	18,733
General and administrative expenses
Domestic	$8,819	$7,840	$15,768	$15,469
International	458	462	914	896
General and administrative expenses	9,277	8,302	16,682	16,365
Operating income
Domestic	$6,556	$653	$11,332	$2,290
International	118	6	137	78
Operating income	6,674	659	11,469	2,368